Exhibit 99.5

Form of Key Stakeholder Letter, first sent on November 18, 2021

[Date]

Dear [valued partner/ name of advisory board member/ name of leader/ supplier/ vendor]:

As we announced in a press release earlier today, Dicerna is pleased to share that we have entered into an agreement to become part of Novo Nordisk.

Novo Nordisk, a world leader in developing and commercializing medicines to treat serious chronic diseases, has been a research collaboration partner since 2019. This transaction recognizes the value Novo Nordisk places on our proprietary GalXC™ RNAi technology platform, pipeline and our highly talented team. Together, Novo Nordisk and Dicerna expect to build on this successful collaboration with the potential to accelerate RNAi innovation and deliver life-changing precision medicines for people living with chronic diseases, which has always been our driving mission. We are excited about what this means for the future of RNAi therapies and the people who could benefit from them.

When this transaction closes, Dicerna expects to be a significant East Coast hub for Novo Nordisk. We estimate that the transaction, which is subject to regulatory and other customary closing conditions, will close later this year. Until then, you will continue to work with the same Dicerna contacts as before, and business will continue as usual. Novo Nordisk and Dicerna are committed to a smooth transition and following closing, we plan to update you on decisions that may affect how we work together.

As a [valued partner/member of our advisory board/supporter of Dicerna’s mission to help patients (i.e., patient advocacy group)/valued supplier/valued vendor], you have been an important part of Dicerna’s journey and in making Dicerna what it is today. Thank you for your continued support [and business].

If you should have any questions, or require further information, please contact [insert Dicerna contact] or visit www.Dicerna.com.

Regards,

XXXX (signature)

Title

Notice to Investors and Security Holders

The tender offer referred to in this communication has not yet commenced. The description contained in this communication is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Novo Nordisk A/S, a Danish aktieselskab (together with its subsidiaries, “Novo”) will file with the Securities and Exchange Commission (the “SEC”). The solicitation and offer to buy shares of common stock (the “Shares”) of Dicerna Pharmaceuticals, Inc. (together with its subsidiaries, “Dicerna”) will only be made pursuant to an offer to purchase and related tender offer materials. At the time the tender offer is commenced, Novo will file a tender offer statement on Schedule TO and thereafter Dicerna will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON

SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ANY HOLDERS OF SHARES ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The offer to purchase, the related letter of transmittal and the solicitation/recommendation statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting Dicerna. Copies of the documents filed with the SEC by Dicerna will be available free of charge on Dicerna’s internet website at
https://investors.dicerna.com/investor-relations or by contacting Dicerna’s investor relations contact at +1 617-514-2275. Copies of the documents filed with the SEC by Novo can be obtained, when filed, free of charge by directing a request to the Information Agent for the tender offer which will be named in the tender offer materials.

In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents to be filed by Novo, as well as the solicitation/recommendation statement to be filed by Dicerna, Dicerna will also file annual, quarterly and current reports with the SEC. Dicerna’s filings with the SEC are available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Forward-Looking Statements

The information contained in this communication is as of November 18, 2021. Dicerna assumes no obligation to update forward-looking statements contained in this communication as the result of new information or future events or developments, except as may be required by law.

This communication contains forward-looking information related to Dicerna and the proposed acquisition of Dicerna that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about the potential benefits of the proposed acquisition; the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions to the consummation of the acquisition; statements about the expected timetable for completing the transaction; Dicerna’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Dicerna, Dicerna’s product candidates and Dicerna’s GalXC™ and GalXC-Plus™ RNAi technologies and the anticipated timing of closing of the proposed acquisition.

Risks and uncertainties include, among other things, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approval) in the anticipated timeframe or at all; uncertainties as to how many of Dicerna’s stockholders will tender their shares of Dicerna common stock in the tender offer and the possibility that the acquisition does not close; the possibility that competing offers may be made; risks related to obtaining the requisite consents to the acquisition, including, without limitation, the timing (including possible delays) and receipt of clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs; the risks and uncertainties inherent in research and development, including risks associated with Dicerna’s ability to obtain and maintain necessary approvals from the FDA and other regulatory authorities; initiate preclinical studies and clinical trials of its product candidates; advance its product candidates in preclinical research and clinical trials; replicate in clinical trials positive results found in preclinical studies; advance the development of its product candidates under the timelines it anticipates in current and future clinical trials; obtain, maintain or protect intellectual property rights related to its product candidates; manage expenses; and raise the substantial additional capital needed to achieve its business objectives.

Further descriptions of risks and uncertainties relating to Dicerna can be found in Dicerna’s Registration Statement on Form S-1, as amended, Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, and subsequent Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and https://investors.dicerna.com/investor-relations.

These forward-looking statements are based on numerous assumptions and assessments made by Dicerna in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes are appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Although it is believed that the expectations reflected in the forward-looking statements in this communication are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication.